Exhibit 99

UTC REPORTS FIRST QUARTER EPS GROWTH FROM CONTINUING OPERATIONS OF 24 PERCENT; INCREASES RESTRUCTURING AND AFFIRMS 2012 SALES AND EPS OUTLOOK

HARTFORD, Conn., April 24, 2012 – United Technologies Corp. (NYSE:UTX) today reported first quarter 2012 results. All results in this release reflect continuing operations unless otherwise noted.

Earnings per share of $1.31 and net income attributable to common shareowners of $1.2 billion, were up 24 percent and 22 percent, respectively, over the year ago quarter. Results for the current quarter include $0.30 per share of net favorable one-time items, partially offset by $0.09 of restructuring costs. Earnings per share in the year ago quarter included $0.02 of restructuring costs. Before these items, earnings per share increased 2 percent year over year. Net foreign currency translation and hedges at Pratt & Whitney Canada had an adverse impact of $0.02 in the quarter.

Sales for the quarter of $12.4 billion were 2 percent below prior year reflecting net divestitures of 2 points and adverse foreign currency translation of 1 point. Organic sales increased 1 percent over the year ago quarter. First quarter segment operating margin at 14.6 percent was 20 basis points higher than prior year. Adjusted for restructuring costs and net one-time items, segment operating margin at 14.6 percent was 10 basis points lower than prior year. Research and development costs increased year over year by $77 million to $547 million.

“Earnings per share exceeded the expectations reviewed with investors at our March 15 meeting on stronger momentum in our U.S. residential HVAC business at the end of the quarter,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “We continue to deliver earnings growth even as we make transformational changes to our portfolio and invest in game changing technologies.”

New equipment orders at Otis were down 9 percent over the year ago first quarter, including favorable foreign exchange of 1 percentage point, driven by the expected slow start to the year in China. North American Residential HVAC new equipment orders at UTC Climate, Controls & Security grew 10 percent. Commercial spares orders were up 1 percent at Hamilton Sundstrand and down 3 percent at Pratt & Whitney’s large engine business, after growing 23 percent and 33 percent, respectively, in the year ago first quarter.

“Continued focus on cost reduction and strong execution will allow us to deliver earnings per share in 2012 of $5.30 to $5.50, up 0 to 4 percent, on sales of $61 to $62 billion, including Goodrich,” Chênevert added. “Given the uneven economic environment, we will invest $450 million in restructuring this year and expect net one-time gains of $600 million. This is compared with previous expectations of $350 million and $500 million, respectively.”

Cash flow from operations was $1.3 billion and capital expenditures were $188 million in the quarter. Net income attributable to common shareowners of $1.2 billion included $268 million of net favorable non-cash one-time items. Acquisition spending was $72 million and there was no share repurchase. UTC does not anticipate share repurchase in 2012 and has a placeholder of $500 million for acquisitions excluding the proposed Goodrich and International Aero Engines transactions, both of which are expected to close mid-year.

“We had a strong start to the year, with good cash generation across the businesses,” Chênevert said. “We continue to expect UTC’s cash flow from operations less capital expenditures to meet or exceed net income attributable to common shareowners for the year.”

Earnings per share from discontinued operations were a loss of $0.94 in the quarter, reflecting the previously disclosed goodwill impairment charges for Rocketdyne and Clipper, as well as tax adjustments associated with the planned divestiture of the Hamilton Sundstrand Industrial businesses.

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com.

The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,”

“confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, financing plans, charges, expenditures, proceeds of divestitures, results of operations, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of indebtedness and capital and research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; the impact of weather conditions and natural disasters; the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature or impact of acquisitions, dispositions, joint ventures and other business arrangements, including integration of acquired businesses; the timing of completion of the previously announced transactions with Goodrich and Rolls-Royce; the timing and impact of anticipated dispositions of non-core businesses; the timing and amount of anticipated gains, losses, impairments and charges related to such dispositions; the timing and impact of anticipated financings in connection with the anticipated Goodrich transaction; the development and production of new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements, and labor disputes; the outcome of legal proceedings and other contingencies; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations and political conditions in countries in which we operate and other factors beyond our control. The closing of the Goodrich acquisition is subject to customary closing conditions, including regulatory approvals. The transaction with Rolls-Royce is also subject to customary closing conditions, including regulatory approvals. The completion of the proposed divestitures of non-core businesses is subject to uncertainties, including the ability to secure disposition agreements on acceptable terms; the satisfaction of information, consultation, and / or negotiation obligations, if any, with employee representatives; and satisfaction of other customary conditions. These forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

# # #

United Technologies Corporation

Condensed Consolidated Statement of Comprehensive Income

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2012	2011
Net sales	$12,424	$12,680

Costs and Expenses:
Cost of products and services sold	8,941	9,164
Research and development	547	470
Selling, general and administrative	1,535	1,456

Total Costs and Expenses	11,023	11,090
Other income, net	301	98

Operating profit	1,702	1,688
Interest expense, net	129	148

Income from continuing operations before income taxes	1,573	1,540
Income tax expense	315	486

Income from continuing operations	1,258	1,054

Discontinued operations:
Income from operations	41	90
Loss on disposal	(961)	—
Income tax benefit (expense)	69	(43)

(Loss) income from discontinued operations	(851)	47

Net income	407	1,101
Less: Noncontrolling interest in subsidiaries’ earnings	77	89

Net income attributable to common shareowners	$330	$1,012

Comprehensive income	$904	$1,805
Less: Comprehensive income attributable to noncontrolling interests	85	125

Comprehensive income attributable to common shareowners	$819	$1,680

Net income (loss) attributable to common shareowners:

From continuing operations	$1,183	$967
From discontinued operations	(853)	45

Earnings (Loss) Per Share of Common Stock—Basic:

From continuing operations	$1.33	$1.08
From discontinued operations	(0.96)	0.05

Earnings (Loss) Per Share of Common Stock—Diluted:

From continuing operations	$1.31	$1.06
From discontinued operations	(0.94)	0.05

As described on the following pages, consolidated results for the quarters ended March 31, 2012 and 2011 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2012	2011
Net Sales
Otis	$2,770	$2,772
UTC Climate, Controls & Security	4,112	4,393
Pratt & Whitney	3,052	2,873
Hamilton Sundstrand	1,236	1,138
Sikorsky	1,346	1,582

Segment Sales	12,516	12,758
Eliminations and other	(92)	(78)

Consolidated Net Sales	$12,424	$12,680

Operating Profit
Otis	$566	$630
UTC Climate, Controls & Security	544	471
Pratt & Whitney	389	428
Hamilton Sundstrand	198	172
Sikorsky	136	141

Segment Operating Profit	1,833	1,842
Eliminations and other	(35)	(65)
General corporate expenses	(96)	(89)

Consolidated Operating Profit	$1,702	$1,688

Segment Operating Profit Margin
Otis	20.4%	22.7%
UTC Climate, Controls & Security	13.2%	10.7%
Pratt & Whitney	12.7%	14.9%
Hamilton Sundstrand	16.0%	15.1%
Sikorsky	10.1%	8.9%

Consolidated Segment Operating Profit Margin	14.6%	14.4%

As described on the following pages, consolidated results for the quarters ended March 31, 2012 and 2011 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation

Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2012	2011
Restructuring Costs included in Operating Profit:
Otis	$(28)	$(2)
UTC Climate, Controls & Security	(35)	(21)
Pratt & Whitney	(37)	(4)
Hamilton Sundstrand	(2)	(2)
Sikorsky	(3)	(1)
Eliminations and other	(6)	—

	(111)	(30)

Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	112	—
Eliminations and other	(10)	—

	102	—

Total impact on Consolidated Operating Profit	(9)	(30)

Non-Recurring items included in Interest Expense, Net	15	—
Tax effect of restructuring and non-recurring items above	(23)	10

Non-Recurring items included in Income Tax Expense	203	—

Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$186	$(20)

Impact on Diluted Earnings Per Share from Continuing Operations	$0.21	$(0.02)

Details of the non-recurring items for the quarter ended March 31, 2012 are as follows:

Quarter Ended March 31, 2012

UTC Climate, Controls & Security: Approximately $112 million net gain from UTC Climate, Controls & Security’s ongoing portfolio transformation. This net gain includes approximately $215 million from the sale of a controlling interest in a manufacturing and distribution joint venture in Asia, partially offset by $103 million of impairment charges related to planned business dispositions.

Eliminations and other: An additional $10 million of reserves were established for the export licensing compliance matters recorded in the fourth quarter 2011.

Non-Recurring item included in Interest Expense, Net: Approximately $15 million of favorable pre-tax interest adjustments related to the conclusion of the IRS’s examination of the Company’s 2006 – 2008 tax years.

Non-Recurring item included in Income Tax Expense: Approximately $203 million of favorable income tax adjustments related to the conclusion of the IRS’s examination of the Company’s 2006 – 2008 tax years.

Non-Recurring items included in Discontinued Operations:

•	Approximately $360 million and $590 million of pre-tax goodwill impairment charges ($220 million and $410 million after tax) related to Rocketdyne and Clipper, respectively.

•

Approximately $235 million of unfavorable income tax adjustments related to the recognition of a deferred tax liability on the existing difference between the expected accounting versus tax gain on the planned disposition of Hamilton Sundstrand’s Industrial Businesses.

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned restructuring costs and non-recurring items. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year performance.

United Technologies Corporation

Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2012	2011
Net Sales
Otis	$2,770	$2,772
UTC Climate, Controls & Security	4,112	4,393
Pratt & Whitney	3,052	2,873
Hamilton Sundstrand	1,236	1,138
Sikorsky	1,346	1,582

Segment Sales	12,516	12,758
Eliminations and other	(92)	(78)

Consolidated Net Sales	$12,424	$12,680

Adjusted Operating Profit
Otis	$594	$632
UTC Climate, Controls & Security	467	492
Pratt & Whitney	426	432
Hamilton Sundstrand	200	174
Sikorsky	139	142

Adjusted Segment Operating Profit	1,826	1,872
Eliminations and other	(19)	(65)
General corporate expenses	(96)	(89)

Adjusted Consolidated Operating Profit	$1,711	$1,718

Adjusted Segment Operating Profit Margin
Otis	21.4%	22.8%
UTC Climate, Controls & Security	11.4%	11.2%
Pratt & Whitney	14.0%	15.0%
Hamilton Sundstrand	16.2%	15.3%
Sikorsky	10.3%	9.0%

Adjusted Consolidated Segment Operating Profit Margin	14.6%	14.7%

United Technologies Corporation

Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2012	2011
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,285	$5,960
Accounts receivable, net	8,833	9,546
Inventories and contracts in progress, net	8,366	7,797
Assets of discontinued operations	1,941	—
Other assets, current	2,422	2,455

Total Current Assets	27,847	25,758

Fixed assets, net	5,835	6,201
Goodwill	16,169	17,943
Intangible assets, net	3,769	3,918
Other assets	8,104	7,632

Total Assets	$61,724	$61,452

Liabilities and Equity
Short-term debt	$300	$759
Accounts payable	5,281	5,570
Accrued liabilities	11,978	12,287
Liabilities of discontinued operations	771	—

Total Current Liabilities	18,330	18,616

Long-term debt	9,491	9,501
Other long-term liabilities	10,111	10,157

Total Liabilities	37,932	38,274

Redeemable noncontrolling interest	243	358
Shareowners’ Equity:
Common Stock	13,504	13,293
Treasury Stock	(19,400)	(19,410)
Retained earnings	33,389	33,487
Accumulated other comprehensive loss	(5,001)	(5,490)

Total Shareowners’ Equity	22,492	21,880
Noncontrolling interest	1,057	940

Total Equity	23,549	22,820

Total Liabilities and Equity	$61,724	$61,452

Debt Ratios:
Debt to total capitalization	29%	31%
Net debt to net capitalization	13%	16%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2012	2011
Operating Activities of Continuing Operations:
Income from continuing operations	$1,258	$1,054
Adjustments to reconcile income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	320	316
Deferred income tax provision	159	122
Stock compensation cost	48	50
Change in working capital	(191)	(272)
Global pension contributions	(13)	(29)
Other operating activities, net	(269)	79

Net cash flows provided by operating activities of continuing operations	1,312	1,320

Investing Activities of Continuing Operations:
Capital expenditures	(188)	(171)
Acquisitions and dispositions of businesses, net	(20)	(57)
Other investing activities, net	96	26

Net cash flows used in investing activities of continuing operations	(112)	(202)

Financing Activities of Continuing Operations:
(Decrease) increase in borrowings, net	(467)	193
Dividends paid on Common Stock	(412)	(368)
Repurchase of Common Stock	—	(727)
Other financing activities, net	42	31

Net cash flows used in financing activities of continuing operations	(837)	(871)

Discontinued Operations:
Net cash (used in) provided by operating activities	(10)	41
Net cash provided by investing activities	1	1
Net cash used in financing activities	(2)	(8)

Net cash (used in) provided by discontinued operations	(11)	34

Effect of foreign exchange rate changes on cash and cash equivalents	50	76

Net increase in cash and cash equivalents	402	357
Cash and cash equivalents, beginning of year	5,960	4,083

Cash and cash equivalents, end of period	$6,362	$4,440
Less: Cash and cash equivalents of discontinued operations	77	—

Cash and cash equivalents of continuing operations, end of period	$6,285	$4,440

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2012		2011
Net income attributable to common shareowners from continuing operations	$1,183		$967

Net cash flows provided by operating activities of continuing operations	$1,312		$1,320

Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		111%		137%
Capital expenditures	(188)		(171)

Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(16)%		(18)%

Free cash flow	$1,124		$1,149

Free cash flow as a percentage of net income attributable to common shareowners from continuing operations		95%		119%

United Technologies Corporation

Notes to Condensed Consolidated Financial Statements

(1)	Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)	Organic sales growth represents the total reported increase within the Corporation’s ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)	Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.

(4)	Prior period amounts reported within these Condensed Consolidated Financial Statements have been restated for:
•	The combination of the financial results of the former Carrier and UTC Fire & Security segments into a new segment called UTC Climate, Controls & Security; and
•	Discontinued operations related to a plan for the divestiture of a number of non-core businesses.